As filed with the Securities and Exchange Commission on August 27, 2001
                                                      Registration No. 333-90673

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  STAPLES, INC.
                   ----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
             ----------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2896127
                    -----------------------------------------
                      (I.R.S. Employer Identification No.)

               500 STAPLES DRIVE, FRAMINGHAM, MASSACHUSETTS 01702
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

          STAPLES, INC. AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN
        ------------------------------------------------------------------
                            (Full title of the plan)

                                 John J. Mahoney
              Executive Vice President, Chief Financial Officer and
                          Chief Administrative Officer
                                  Staples, Inc.
                                500 Staples Drive
                         Framingham, Massachusetts 01702
                                 (508) 253-5000
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                              Mark G. Borden, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000

                   DEREGISTRATION OF STAPLES.COM COMMON STOCK

On November 10, 1999, Staples, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-90673 (the "Registration Statement"), for the sale of 40,000,000 shares of Staples.com Common Stock, par value $0.0006 (the "Staples.com Stock"), of the Company under the Staples, Inc. Amended and Restated 1992 Equity Incentive Plan (the "Plan"). On August 27, 2001, the Company amended its Certificate of Incorporation to effect a recapitalization (the "Recapitalization") by eliminating the Registrant's existing two separate series of common stock and reclassifying each issued and outstanding share of Staples.com Stock (after giving effect to the one-for-two reverse split of the Staples.com Stock effected by a share exchange on April 5, 2000, and including treasury shares) into 0.4396 shares of Staples Common Stock, and providing further, that the Registrant may no longer issue common stock in series. As a result of the Recapitalization, no further shares of Staples.com Stock are issuable under the Plan. The Registration Statement is hereby amended to remove from registration the remaining 34,680,611 shares of Staples.com Stock which remain unissued thereunder.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on August 27, 2001.

                                          STAPLES, INC.



                                          By:/s/  Thomas G. Stemberg
                                             -----------------------
                                             Thomas G. Stemberg
                                             Chairman of the Board and
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the 27th day of August, 2001.

             SIGNATURE                                    CAPACITY
             ---------                                    --------

                                                  Chairman of the Board and
      /s/ Thomas G. Stemberg                      Chief Executive Officer
---------------------------------------           (Principal Executive Officer)
         Thomas G. Stemberg


                                                  Executive Vice President,
                                                  Chief Financial Officer and
            John J. Mahoney*                      Chief Administrative Officer
---------------------------------------           (Principal Financial Officer)
            John J. Mahoney


                                                  Senior Vice President and
           /s/ Patrick Hickey                     Corporate Controller
---------------------------------------           (Principal Accounting Officer)
               Patrick Hickey


            Basil L. Anderson*                    Director
---------------------------------------
            Basil L. Anderson

                                                  Director
---------------------------------------
              Arthur M. Blank


          Mary Elizabeth Burton*                  Director
---------------------------------------
          Mary Elizabeth Burton


           George J. Mitchell*                    Director
---------------------------------------
           George J. Mitchell


           James L. Moody, Jr.*                   Director
---------------------------------------
           James L. Moody, Jr.


          Rowland T. Moriarty*                    Director
---------------------------------------
          Rowland T. Moriarty


           Robert C. Nakasone*                    Director
---------------------------------------
           Robert C. Nakasone


            W. Mitt Romney*                       Director
---------------------------------------
            W. Mitt Romney


         /s/ Ronald L. Sargent                    Director
---------------------------------------
             Ronald L. Sargent


              Martin Trust*                       Director
---------------------------------------
              Martin Trust

             Paul F. Walsh*                       Director
---------------------------------------
             Paul F. Walsh


          Margaret C. Whitman*                    Director
---------------------------------------
          Margaret C. Whitman


* By:    /s/ Thomas G. Stemberg
         ---------------------------
         Thomas G. Stemberg

         ATTORNEY-IN-FACT